EXHIBIT 32.2

iCAD, Inc.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of iCAD, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2013 (the “Report”), I, Kevin C. Burns, the Executive Vice President of Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin C. Burns
Kevin C. Burns
Chief Operating Officer, Executive Vice President of Finance and Chief Financial Officer
Date: February 28, 2014